                                                                     Exhibit (j)

                               CONSENT OF COUNSEL
                               ------------------



                  We hereby consent to (i) the use of our name and to the reference to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in, Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Armada Funds; and (ii) the use and incorporation by reference in said Post-Effective Amendment No. 51 of our firm's opinion of counsel filed as
Exhibit 10(a) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Armada Funds.





                                            /s/ Drinker Biddle & Reath LLP
                                            ------------------------------
                                            DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania
June 26, 2000